Exhibit 99.1

PRESS RELEASE
2/3/26
Carlisle Companies Reports Fourth Quarter Results
SCOTTSDALE, ARIZONA, February 3, 2026 - Carlisle Companies Incorporated (NYSE:CSL) today announced its fourth quarter 2025 financial results.
•Fourth quarter revenue of $1.1 billion, up 0.4% year-over-year
•Fourth quarter diluted EPS of $3.19 and adj. EPS of $3.90
•Generated $1.1 billion in operating cash flow in 2025
•Repurchased $300 million of shares in Q4, totaling $1.3 billion of share repurchases in 2025
•2026 outlook includes LSD revenue growth and ~50 bps of adj. EBITDA margin expansion
Comments from Chris Koch, Chair, President and Chief Executive Officer
"Throughout 2025, despite continued headwinds in new construction and a complex economic environment, we continued to execute against our Vision 2030 strategy, and we remain very confident in our key long-term financial objective of delivering $40 of adjusted EPS. Over the course of the year, we made progress on all our key pillars of Vision 2030. We increased investments in innovation to develop new market-leading products. We enhanced our emphasis on the Carlisle Operating System ("COS") and expanded automation in our factories to drive operational excellence. We added significant management talent and further elevated the Carlisle Experience to strengthen customer loyalty and service. And above all else, we continued to deliver on our commitment to being superior capital allocators.

"Carlisle’s performance during 2025 adds to our history of resilience through the economic cycles and challenges we have faced over the years, such as the Covid pandemic. We delivered another solid year of cash flow, generating over $1 billion of operating cash flow, which continued to provide balance sheet optionality. As the M&A environment in 2025 was challenging, we turned a significant portion of that cash flow to share repurchases, as we continued to see this as a solid opportunity for capital deployment.

"In the fourth quarter, revenue increased 0.4% to $1.1 billion. At CCM, solid re-roofing demand, which represents approximately 70% of our commercial roofing business, continued to help stabilize our business as new construction markets work through the bottom of the cycle. At CWT, our recent acquisitions and operational initiatives contributed to revenue growth, and we are well-positioned to capitalize on the growing need for energy-efficient weatherproofing solutions.

"North America is the most attractive building-products market globally, supported by strong, long-term fundamentals including the demand for energy-efficient solutions, the need to improve labor productivity, and the recurring maintenance requirements of an aging non-residential building stock—over 70% of which is more than 25 years old. Buildings are a critical and indispensable component of the physical economy. They must be built, maintained, and continuously improved. This structural reality reinforces the durability and necessity of our end markets.

"Carlisle’s imperative business continues to benefit from a strong re-roofing market, and we continued to benefit from our position as a North American leader in the world’s largest building-products market. Carlisle’s leadership position in this essential market, highly responsive cost structure combined with the discipline of COS and our proven capital allocation framework, continues to translate into superior and sustainable margin performance.

"Looking to 2026, our outlook reflects low-single-digit revenue growth with approximately 50 basis points of adjusted EBITDA margin expansion. While we expect the current challenging market conditions to continue into the first half of the year, our solid financial position, robust cash flow, and ongoing commitment to operational excellence enable us to continue generating strong returns, pursue value-enhancing acquisitions, and deliver shareholder value. We also plan to repurchase up to $1 billion of shares in 2026."

Fourth Quarter and Full Year 2025 Financial Summary

	Three Months Ended December 31,			Year Ended December 31,
(in millions, except per share amounts)	2025	2024	Change %	2025	2024	Change %
Revenues	$1,127.7	$1,122.9	0.4%	$5,019.9	$5,003.6	0.3%
Operating income	190.0	224.0	(15)%	1,002.5	1,143.1	(12)%
Operating margin	16.8%	19.9%	-310 bps	20.0%	22.8%	-280 bps
Income from continuing operations	133.4	162.4	(18)%	742.5	865.1	(14)%
Diluted EPS	3.19	3.56	(10)%	17.16	18.34	(6)%

Adjusted EBITDA	249.0	281.7	(12)%	1,225.4	1,332.7	(8)%
Adjusted EBITDA margin	22.1%	25.1%	-300 bps	24.4%	26.6%	-220 bps
Adjusted EPS	3.90	4.47	(13)%	19.40	20.20	(4)%
Fourth Quarter 2025 Segment Highlights
Carlisle Construction Materials ("CCM")
•CCM revenue decreased 0.8% (-1% organic) to $827 million, as healthy re-roof activity was more than offset by continued softness in commercial new construction activity.
•CCM operating income decreased 11% to $198 million, and adjusted EBITDA decreased 10% to $222 million, reflecting an adjusted EBITDA margin of 26.8%. The decrease in adjusted EBITDA was primarily due to strategic investments in the business to support longer-term growth initiatives.
Carlisle Weatherproofing Technologies ("CWT")
•CWT revenue increased 4% (-7% organic) to $301 million, as M&A contributions more than offset continued softness in residential and non-residential new construction markets.
•CWT operating income decreased 46% to $14 million, and adjusted EBITDA decreased 10% to $48 million, reflecting an adjusted EBITDA margin of 15.9%. The decrease in adjusted EBITDA was primarily due to a decline in volumes.
Cash Flow
•For the year ended December 31, 2025, cash provided by operating activities was $1.1 billion, and free cash flow from continuing operations was $972 million.
•During the year ended December 31, 2025, we invested $241 million in the business with $131 million in capital expenditures and $110 million in acquisitions. We also returned $1.5 billion to shareholders through $1.3 billion of share repurchases and $181 million of dividends.
•As of December 31, 2025, we had $1.1 billion in cash and cash equivalents and $1.0 billion available under our revolving credit facility.
2026 Outlook
•FY 2026 consolidated revenues up low-single-digit percentage year-over-year
◦CCM up low-single-digit percentage year-over-year
◦CWT up low-single-digit percentage year-over-year
•FY 2026 adjusted EBITDA margins up ~50 basis points
Conference Call and Webcast
Carlisle will discuss fourth quarter 2025 results on a conference call at 5:00 p.m. ET today. The call can be accessed via webcast, along with related materials, at www.carlisle.com/investors/events-and-presentations and via telephone as follows:
Domestic toll free: 800-549-8228
International: 646-564-2877
Conference ID: 98812

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use words such as "expect," "foresee," "anticipate," "believe," "project," "should," "estimate," "will," "plans," "intends," "forecast," and similar expressions, and reflect our expectations concerning the future. Such statements are made based on known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs that cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; the ability of our customers to maintain appropriate labor levels under U.S. immigration laws, policies and practices; the ability to meet our goals relating to our intended reduction of greenhouse gas emissions, including our net zero commitments; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the identification of strategic acquisition targets and our successful completion of any transaction and integration of our strategic acquisitions; our successful completion of strategic dispositions; the cyclical nature of our businesses; the impact of information technology, cybersecurity, artificial intelligence or data security breaches at our businesses or third parties; the outcome of pending and future litigation and governmental proceedings; and the other factors discussed in the reports we file with or furnish to the Securities and Exchange Commission from time to time. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets and general domestic and international economic conditions, including inflation, interest rate and currency exchange rate fluctuations, and tariffs. Further, any conflict in the international arena, including the Russian invasion of Ukraine and war in the Middle East, may adversely affect general market conditions and our future performance. Any forward-looking statement speaks only as of the date on which that statement is made, and we undertake no duty to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business.
Non-GAAP Disclosure
Carlisle reports its financial results in accordance with the U.S. generally accepted accounting principles (GAAP). This press release also contains certain financial measures such as adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, organic revenue, and free cash flow that are not recognized under GAAP. Management believes that adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, and organic revenue are useful to investors because they allow for comparison to Carlisle’s and its segments' performance in prior periods without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. Management believes free cash flow is useful to investors as an additional way of viewing Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle’s businesses and evaluate Carlisle’s performance relative to similarly-situated companies. Reconciliations of these measures to amounts reported in Carlisle's consolidated financial statements are in the supplemental schedules of this press release. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Carlisle is not providing reconciliations for forward-looking non-GAAP financial measures because Carlisle does not provide GAAP financial measures on a forward-looking basis as Carlisle is unable to predict with reasonable certainty the ultimate outcome of adjusted items with unreasonable effort. These items are uncertain, depend on various factors, and could be material to Carlisle's financial results computed in accordance with GAAP.

About Carlisle Companies Incorporated
Carlisle Companies Incorporated is a leading supplier of innovative building envelope products and solutions for more energy efficient buildings. Through its building products businesses – Carlisle Construction Materials ("CCM") and Carlisle Weatherproofing Technologies ("CWT") – and family of leading brands, Carlisle delivers innovative, labor reducing and environmentally responsible products and solutions to customers through the Carlisle Experience. Carlisle is committed to generating superior shareholder returns and maintaining a balanced capital deployment approach, including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Leveraging its culture of continuous improvement as embodied in the Carlisle Operating System ("COS"), Carlisle has committed to achieving net-zero greenhouse gas emissions by 2050.
*EPS referenced in this release is from continuing operations unless otherwise noted.

CONTACT:	Mehul Patel
Vice President, Investor Relations
(310) 592-9668
mpatel@carlisle.com

Carlisle Companies Incorporated
Unaudited Consolidated Statements of Income

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share amounts)	2025	2024	2025	2024
Revenues	$1,127.7	$1,122.9	$5,019.9	$5,003.6

Cost of goods sold	747.1	717.4	3,227.3	3,115.9
Selling and administrative expenses	176.6	174.9	745.4	722.8
Research and development expenses	12.9	8.8	47.1	35.4
Other operating expense (income), net	1.1	(2.2)	(2.4)	(13.6)
Operating income	190.0	224.0	1,002.5	1,143.1
Interest expense	27.7	17.3	78.5	73.3
Interest income	(11.3)	(16.0)	(25.9)	(60.3)
Other non-operating expense (income), net	1.2	20.7	1.1	19.2
Income from continuing operations before income taxes	172.4	202.0	948.8	1,110.9
Provision for income taxes	39.0	39.6	206.3	245.8
Income from continuing operations	133.4	162.4	742.5	865.1
Income (loss) from discontinued operations	(6.0)	0.4	(1.8)	446.7
Net income	$127.4	$162.8	$740.7	$1,311.8

Basic earnings per share attributable to common shares:
Income from continuing operations	$3.21	$3.60	$17.31	$18.58
Income (loss) from discontinued operations	(0.14)	0.01	(0.04)	9.59
Basic earnings per share	$3.07	$3.61	$17.27	$28.17

Diluted earnings per share attributable to common shares:
Income from continuing operations	$3.19	$3.56	$17.16	$18.34
Income (loss) from discontinued operations	(0.14)	0.01	(0.04)	9.48
Diluted earnings per share	$3.05	$3.57	$17.12	$27.82

Average shares outstanding:
Basic	41.5	45.0	42.8	46.5
Diluted	41.8	45.5	43.2	47.1

Dividends declared and paid per share	$1.10	$1.00	$4.20	$3.70

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
(in millions)	2025	2024
Net cash provided by operating activities	$1,101.8	$1,030.3

Investing activities:
Proceeds from sale of discontinued operations, net of cash disposed	—	1,998.0
Capital expenditures	(131.2)	(113.3)
Acquisitions, net of cash acquired	(109.6)	(676.9)
Other investing activities	0.4	21.8
Net cash provided by (used in) investing activities	(240.4)	1,229.6

Financing activities:
Proceeds from notes	987.8	—
Repayments of notes	—	(400.0)
Borrowings from revolving credit facility	—	22.0
Repayments of revolving credit facility	—	(22.0)
Repurchases of common stock	(1,300.0)	(1,585.9)
Dividends paid	(181.1)	(172.4)
Proceeds from exercise of stock options	23.5	80.2
Withholding tax paid related to stock-based compensation	(13.5)	(18.1)
Other financing activities	(20.4)	(14.0)
Net cash provided by (used in) financing activities	(503.7)	(2,110.2)

Effect of foreign currency exchange rate changes on cash and cash equivalents	0.9	(1.7)
Change in cash and cash equivalents	358.6	148.0
Less: change in cash and cash equivalents of discontinued operations	—	(28.8)
Cash and cash equivalents at beginning of period	753.5	576.7
Cash and cash equivalents at end of period	$1,112.1	$753.5

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	December 31, 2025	December 31, 2024
Cash and cash equivalents	$1,112.1	$753.5
Long-term debt, including current portion	2,886.4	1,890.6
Total stockholders' equity	1,795.4	2,463.3

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Organic Revenue
Organic revenue (defined as revenues excluding revenue from acquisitions completed within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar) is intended to provide investors and others with information about Carlisle's and its segments' recurring operating performance. This information differs from revenue determined in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' organic revenue follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended December 31,
(in millions, except percentages)	CSL		CCM		CWT
2024 Revenues (GAAP)	$1,122.9		$833.6		$289.3
Organic	(28.2)	(2.5)%	(9.0)	(1.1)%	(19.2)	(6.6)%
Acquisitions	30.4	2.7%	—	—%	30.4	10.5%
FX impact	2.6	0.2%	2.2	0.3%	0.4	0.1%
Total change	4.8	0.4%	(6.8)	(0.8)%	11.6	4.0%
2025 Revenues (GAAP)	$1,127.7		$826.8		$300.9

	Year Ended December 31,
(in millions, except percentages)	CSL		CCM		CWT
2024 Revenues (GAAP)	$5,003.6		$3,704.3		$1,299.3
Organic	(146.5)	(2.9)%	(26.8)	(0.7)%	(119.7)	(9.2)%
Acquisitions	158.3	3.2%	38.8	1.0%	119.5	9.2%
FX impact	4.5	—%	5.4	0.2%	(0.9)	(0.1)%
Total change	16.3	0.3%	17.4	0.5%	(1.1)	(0.1)%
2025 Revenues (GAAP)	$5,019.9		$3,721.7		$1,298.2
Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Free Cash Flow
Free cash flow (defined as net cash provided by operating activities less capital expenditures) is intended to provide investors and others with information about Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. This information differs from operating cash flow determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's free cash flow follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Operating cash flow (GAAP)	$386.0	$370.6	$1,101.8	$1,030.3
Less: operating cash flow from discontinued operations	(6.0)	(7.1)	(1.8)	(8.9)
Operating cash flow from continuing operations	$392.0	$377.7	$1,103.6	$1,039.2

Capital expenditures (GAAP)	$(39.9)	$(36.6)	$(131.2)	$(113.3)
Less: capital expenditures at discontinued operations	—	—	—	(12.4)
Capital expenditures at continuing operations	$(39.9)	$(36.6)	$(131.2)	$(100.9)

Operating cash flow from continuing operations	$392.0	$377.7	$1,103.6	$1,039.2
Capital expenditures at continuing operations	(39.9)	(36.6)	(131.2)	(100.9)
Free cash flow from continuing operations	$352.1	$341.1	$972.4	$938.3

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin
Earnings before interest and taxes ("EBIT") (defined as net income excluding income/loss from discontinued operations, interest expense, interest income, and provision for income taxes), adjusted EBIT (defined as EBIT excluding gains/losses and costs from acquisitions, dispositions, restructuring, impairment, casualty losses and insurance recoveries, legal settlements, pension settlements, and debt extinguishment), adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") (defined as adjusted EBIT excluding depreciation and amortization) and adjusted EBITDA margin (defined as adjusted EBITDA divided by total revenues) are intended to provide investors and others with information about Carlisle's and its segments' performance without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle's businesses and evaluate Carlisle's performance relative to similarly-situated companies. This information differs from net income and operating income determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' EBIT, adjusted EBIT, adjusted EBITDA and adjusted EBITDA margin follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except percentages)	2025	2024	2025	2024
Net income (GAAP)	$127.4	$162.8	$740.7	$1,311.8
Less: Income (loss) from discontinued operations	(6.0)	0.4	(1.8)	446.7
Income from continuing operations (GAAP)	133.4	162.4	742.5	865.1
Provision for income taxes	39.0	39.6	206.3	245.8
Interest expense	27.7	17.3	78.5	73.3
Interest income	(11.3)	(16.0)	(25.9)	(60.3)
EBIT	188.8	203.3	1,001.4	1,123.9
Plus (gains) / losses and costs from:
Acquisitions	1.6	10.2	11.5	15.0
Dispositions	(0.3)	0.2	(0.4)	(0.4)
Restructuring	5.4	0.2	9.8	2.9
Casualty losses and insurance recoveries	—	—	—	(5.0)
Legal settlements	2.0	0.7	3.6	2.6
Pension settlements	1.5	21.1	3.0	21.1
Total non-comparable items	10.2	32.4	27.5	36.2
Adjusted EBIT	199.0	235.7	1,028.9	1,160.1
Depreciation	19.3	18.5	74.6	70.2
Amortization	30.7	27.5	121.9	102.4
Adjusted EBITDA	$249.0	$281.7	$1,225.4	$1,332.7
Divided by:
Total revenues	$1,127.7	$1,122.9	$5,019.9	$5,003.6
Adjusted EBITDA margin	22.1%	25.1%	24.4%	26.6%

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
(in millions)	CCM	CWT	Corporate and unallocated	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$198.3	$13.6	$(21.9)	$223.3	$25.4	$(24.7)
Non-operating expense (income), net	0.2	—	1.0	0.8	(1.3)	21.2
EBIT	198.1	13.6	(22.9)	222.5	26.7	(45.9)
Plus (gains) / losses and costs from:
Acquisitions	—	1.2	0.4	—	2.7	7.5
Dispositions	(0.2)	(0.1)	—	0.2	—	—
Restructuring	0.3	5.1	—	0.1	0.1	—
Legal settlements	0.5	1.5	—	—	0.7	—
Pension settlements	—	—	1.5	—	—	21.1
Total non-comparable items	0.6	7.7	1.9	0.3	3.5	28.6
Adjusted EBIT	198.7	21.3	(21.0)	222.8	30.2	(17.3)
Depreciation	13.5	5.4	0.4	13.4	4.7	0.4
Amortization	9.4	21.0	0.3	9.0	18.0	0.5
Adjusted EBITDA	$221.6	$47.7	$(20.3)	$245.2	$52.9	$(16.4)
Divided by:
Total revenues	$826.8	$300.9	$—	$833.6	$289.3	$—
Adjusted EBITDA margin	26.8%	15.9%	NM	29.4%	18.3%	NM

	Year Ended December 31, 2025			Year Ended December 31, 2024
(in millions, except percentages)	CCM	CWT	Corporate and unallocated	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$997.2	$101.9	$(96.6)	$1,084.3	$173.6	$(114.8)
Non-operating expense (income), net	0.2	0.3	0.6	0.8	(1.3)	19.7
EBIT	997.0	101.6	(97.2)	1,083.5	174.9	(134.5)
Plus (gains) / losses and costs from:
Acquisitions	—	7.2	4.3	1.9	2.7	10.4
Dispositions	(0.2)	(0.3)	0.1	—	(0.4)	—
Restructuring	0.4	9.4	—	1.7	1.2	—
Casualty losses and insurance recoveries	—	—	—	(5.0)	—	—
Legal settlements	0.5	3.1	—	1.0	1.6	—
Pension settlement	—	—	3.0	—	—	21.1
Total non-comparable items	0.7	19.4	7.4	(0.4)	5.1	31.5
Adjusted EBIT	997.7	121.0	(89.8)	1,083.1	180.0	(103.0)
Depreciation	52.5	20.5	1.6	51.5	17.1	1.6
Amortization	36.8	83.3	1.8	29.2	71.2	2.0
Adjusted EBITDA	$1,087.0	$224.8	$(86.4)	$1,163.8	$268.3	$(99.4)
Divided by:
Total revenues	$3,721.7	$1,298.2	$—	$3,704.3	$1,299.3	$—
Adjusted EBITDA margin	29.2%	17.3%	NM	31.4%	20.6%	NM

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted EPS

	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$127.4	$3.05		$162.8	$3.57
Less: Income from discontinued operations (GAAP)		(6.0)	(0.14)		0.4	0.01
Income from continuing operations (GAAP)		133.4	3.19		162.4	3.56
Plus (gains) / losses and costs from:
Acquisitions	1.6	1.2	0.03	10.2	7.8	0.17
Dispositions	(0.3)	(0.2)	—	0.2	0.1	—
Restructuring	5.4	4.2	0.10	0.2	0.2	—
Legal settlements	2.0	1.6	0.03	0.7	0.6	0.01
Pension settlement	1.5	1.1	0.03	21.1	16.1	0.36
Acquisition-related amortization(3)	28.6	22.4	0.53	25.8	20.1	0.44
Discrete tax items(4)	—	(0.2)	(0.01)	—	(3.3)	(0.07)
Total adjustments		30.1	0.71		41.6	0.91
Adjusted net income		$163.5	$3.90		$204.0	$4.47
(1)The impact to net income reflects the tax effect of noted items, which is calculated at a blended tax rate based on Carlisle's operations and the jurisdictions in which we operate.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, excess tax benefits from stock compensation, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted EPS

	Year Ended December 31, 2025			Year Ended December 31, 2024
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$740.7	$17.12		$1,311.8	$27.82
Less: Income from discontinued operations (GAAP)		(1.8)	(0.04)		446.7	9.48
Income from continuing operations (GAAP)		742.5	17.16		865.1	18.34
Plus (gains) / losses and costs from:
Acquisitions	11.5	8.8	0.20	15.0	11.4	0.24
Dispositions	(0.4)	(0.2)	—	(0.4)	(0.3)	—
Restructuring	9.8	7.6	0.17	2.9	2.3	0.05
Casualty losses and insurance recoveries	—	—	—	(5.0)	(3.8)	(0.08)
Legal settlements	3.6	2.8	0.06	2.6	2.0	0.04
Pension settlement	3.0	2.3	0.06	21.1	16.1	0.34
Acquisition-related amortization(3)	114.2	87.9	2.03	96.3	73.2	1.55
Discrete tax items(4)	—	(12.3)	(0.28)	—	(13.1)	(0.28)
Total adjustments		96.9	2.24		87.8	1.86
Adjusted net income		$839.4	$19.40		$952.9	$20.20
(1)The impact to net income reflects the tax effect of noted items, which is calculated at a blended tax rate based on Carlisle's operations and the jurisdictions in which we operate.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.